Exhibit 99.1
Freshpet, Inc. Reports First Quarter 2026 Financial Results

Delivers ~13% Net Sales Growth
Company Updates 2026 Outlook; Raises Net Sales Guidance
Bedminster, N.J. – May 6, 2026 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its first quarter ended March 31, 2026.
First Quarter 2026 Financial Highlights Compared to Prior Year Period
•Net sales of $297.6 million, an increase of 13.1%.
•Gross margin of 40.5%, compared to the prior year period of 39.4%.
•Adjusted Gross Margin of 46.9%, compared to the prior year period of 45.7%.1
•Net income of $48.5 million, compared to the prior year period net loss of $12.7 million.
•Adjusted EBITDA of $37.9 million, compared to the prior year period of $35.5 million.1
"We are encouraged by our strong start to 2026, delivering first quarter sales growth in excess of our 2026 guidance and reinforcing our confidence in Freshpet's long-term growth opportunity. Our performance reflects the strength of our differentiated product offerings, our manufacturing scale and expertise, our extensive omnichannel marketing and distribution capabilities, and our ability to adapt in a dynamic environment to drive market share gains and lead the growing fresh pet food segment," commented Billy Cyr, Freshpet’s Chief Executive Officer. "As strong as our performance is, we remain mindful of ongoing macroeconomic volatility and inflation. We are modestly raising our net sales guidance to reflect our strong start to the year, while balancing broader economic risks. We have a large and expanding addressable market, continued momentum with customers and consumers, and early progress on our operational and technology initiatives. We believe we are well positioned to drive sustainable, profitable growth and long-term value creation while fulfilling our mission to help dogs and cats live longer, happier lives with the people who love them."
First Quarter 2026
Net sales increased 13.1% to $297.6 million for the first quarter of 2026, compared to $263.2 million in the prior year period. The increase in net sales was primarily driven by volume gains of 14.6%, partially offset by unfavorable price/mix of 1.5%.
Gross profit was $120.7 million, or 40.5% as a percentage of net sales, for the first quarter of 2026, compared to $103.8 million, or 39.4% as a percentage of net sales, in the prior year period. Gross profit as a percentage of net sales increased primarily due to lower input costs and improved leverage on plant expenses. For the first quarter of 2026, Adjusted Gross Profit was $139.6 million, or 46.9% as a percentage of net sales, compared to $120.2 million, or 45.7% as a percentage of net sales, in the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $116.3 million, or 39.1% as a percentage of net sales, for the first quarter of 2026, compared to $115.3 million, or 43.8% as a percentage of net sales, in the prior year period. SG&A as a percentage of net sales decreased primarily due to a decrease in non-recurring charges that occurred in the first quarter of 2025, partially offset by increased media spend as a percentage of net sales. Adjusted SG&A for the first quarter of 2026 was $101.7 million, or 34.2% as a percentage of net sales, compared to $84.7 million, or 32.2% as a percentage of net sales, in the prior year period.1
Net income was $48.5 million for the first quarter of 2026 compared to a net loss of $12.7 million in the prior year period. The increase in net income was due to the gain on equity investment as a result of the sale of 100% of our non-controlling interest in a privately held company following its acquisition by a third party, contributions from higher sales, and decreased non-recurring SG&A charges, partially offset by the increase in income tax expense.
1 Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Adjusted EBITDA was $37.9 million for the first quarter of 2026 compared to $35.5 million in the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Balance Sheet
As of March 31, 2026, the Company had cash and cash equivalents of $381.4 million with $397.9 million of debt outstanding, net of $4.6 million of unamortized debt issuance costs. Cash and cash equivalents increased $103.4 million compared to $278.0 million as of December 31, 2025, primarily as a result of the $95.5 million of cash proceeds received from the sale of our equity investment. For the quarter ended March 31, 2026, cash from operations was $40.3 million, an increase of $35.5 million compared to the prior year period.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2026, the Company is updating its guidance and now expects the following:
•Net sales growth in the range of 8% to 11%, compared to an increase of 7% to 10% in the previous guidance;
•Adjusted EBITDA in the range of $205 million to $215 million, unchanged from the previous guidance; and
•Positive free cash flow with capital expenditures of ~$150 million, unchanged from the previous guidance.
The Company does not provide guidance for net income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, May 6, 2026, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263; the passcode is 13760132.
About Freshpet
Freshpet's mission is to help dogs and cats live longer, happier, healthier lives with the people who love them. Developed by on-staff Veterinary Nutritionists, Veterinarians and Food Scientists, recipes are made from whole ingredients, like fresh meats, vegetables and fruits, and are cooked in small batches at lower temperatures to preserve their natural goodness and made at our Freshpet Kitchens. Freshpet foods and treats are kept refrigerated until they arrive at Freshpet Fridges in local markets or delivered directly to consumers.
Freshpet is available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe, as well as online in the U.S. From the care they take to source their ingredients and make their food, to the moment it reaches your home, Freshpet's commitment to integrity, transparency and social responsibility is a point of pride.

Forward Looking Statements
Certain statements in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements regarding our confidence in Freshpet's long-term growth opportunity, our net sales guidance, our position to drive sustainable, profitable growth and long-term value. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including, but not limited to, those identified in connection with such statements, the implementation of our new technologies in the time frame, at the rate, at the cost, or with anticipated efficiencies and impact on product quality we expect, economic uncertainty, changes in rates of pet acquisition, the launch of new competitive products, impact of tariffs, fuel, energy and ingredient pricing, effectiveness of media campaigns, success rate of new chillers, and most prominently, the risks discussed under the heading "Risk Factors" in the Company's latest annual report on Form 10-K and in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies. Such financial measures are not financial measures prepared in accordance with U.S. GAAP.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin)
•Free Cash Flow
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business charges.
EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus depreciation and amortization expense, interest expense net of interest income and income tax expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business charges.
Free Cash Flow: Freshpet defines Free Cash Flow as net cash flows provided by operating activities less capital expenditures.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to their most directly comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most directly comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$381,381	$277,975
Accounts receivable, net of allowance for doubtful accounts	65,370	63,762
Inventories, net	80,588	76,766
Prepaid expenses	7,338	9,807
Other current assets	7,115	7,404
Total Current Assets	541,792	435,714
Property, plant and equipment, net	1,143,589	1,138,671
Operating lease right of use assets	65,596	66,424
Long term investment in equity securities	—	33,446
Deferred tax assets, net	52,824	68,893
Other assets	35,378	34,627
Total Assets	$1,839,179	$1,777,775
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,463	$42,429
Accrued expenses	47,504	31,610
Current operating lease liabilities	2,336	2,241
Current finance lease liabilities	2,346	2,315
Total Current Liabilities	$87,649	$78,595
Convertible senior notes	397,884	397,330
Long term operating lease liabilities	64,412	65,023
Long term finance lease liabilities	27,060	28,075
Deferred tax liabilities, net	111	93
Total Liabilities	$577,116	$569,116
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 49,155 issued and 49,141 outstanding on March 31, 2026, and 48,985 issued and 48,970 outstanding on December 31, 2025	49	49
Additional paid-in capital	1,356,890	1,351,201
Accumulated deficit	(94,161)	(142,669)
Accumulated other comprehensive (loss) income	(459)	334
Treasury stock, at cost — 14 shares on March 31, 2026, and on December 31, 2025	(256)	(256)
Total Stockholders' Equity	1,262,063	1,208,659
Total Liabilities and Stockholders' Equity	$1,839,179	$1,777,775

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025
NET SALES	$297,644	$263,249
COST OF GOODS SOLD	176,970	159,461
GROSS PROFIT	120,674	103,788
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	116,343	115,285
INCOME (LOSS) FROM OPERATIONS	4,331	(11,497)
OTHER INCOME (EXPENSES):
Interest and Other Income, net	2,883	2,393
Interest Expense	(3,586)	(3,459)
Gain on Equity Investment	62,013	—
TOTAL OTHER INCOME (EXPENSES)	61,310	(1,066)
INCOME (LOSS) BEFORE INCOME TAXES	65,641	(12,563)
INCOME TAX EXPENSE	17,133	134
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$48,508	$(12,697)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(793)	$211
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(793)	211
TOTAL COMPREHENSIVE INCOME (LOSS)	$47,715	$(12,486)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.99	$(0.26)
-DILUTED	$0.91	$(0.26)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	49,062	48,733
-DILUTED	56,060	48,733

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$48,508	$(12,697)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Provision for loss on accounts receivable	—	11,452
Loss on disposal of property, plant and equipment	126	744
Share-based compensation	9,137	8,816
Depreciation and amortization	24,990	21,827
Amortization of deferred financing costs	554	535
Change in operating lease right of use asset	828	309
Deferred income taxes	16,089	—
Gain on equity investment	(62,013)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,407)	(5,609)
Inventories	(3,149)	(2,952)
Prepaid expenses and other current assets	544	688
Other assets	(1,334)	(1,102)
Accounts payable	(8,128)	4,574
Accrued expenses	16,100	(21,461)
Operating lease liability	(516)	(317)
Net cash flows provided by operating activities	40,329	4,807
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equity investment	95,459	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(27,599)	(26,491)
Net cash flows provided by (used in) investing activities	67,860	(26,491)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	743	157
Tax withholdings related to net shares settlements of restricted stock units	(4,542)	(2,861)
Principal payments under finance lease obligations	(984)	(513)
Net cash flows used in financing activities	(4,783)	(3,217)
NET CHANGE IN CASH AND CASH EQUIVALENTS	103,406	(24,901)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	277,975	268,633
CASH AND CASH EQUIVALENTS, END OF PERIOD	$381,381	$243,732

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended March 31,
	2026	2025
	(Dollars in thousands)
Gross profit	$120,674	$103,788
Depreciation expense	17,298	15,179
Non-cash share-based compensation	1,588	1,283
Loss (gain) on disposal of manufacturing equipment	12	(5)
Adjusted Gross Profit	$139,572	$120,245
Adjusted Gross Profit as a % of Net Sales	46.9%	45.7%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended March 31,
	2026	2025
	(Dollars in thousands)
SG&A expenses	$116,343	$115,285
Depreciation and amortization expense	6,980	5,937
Non-cash share-based compensation (a)	7,549	7,533
Loss on disposal of equipment	114	166
Distributor transition costs (b)	—	10,680
Legal obligation (c)	—	4,987
International business charges (d)	—	1,273
Adjusted SG&A Expenses	$101,700	$84,709
Adjusted SG&A Expenses as a % of Net Sales	34.2%	32.2%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended March 31,
	2026	2025
	(Dollars in thousands)
Net income (loss)	$48,508	$(12,697)
Depreciation and amortization	24,278	21,116
Interest expense, net of interest income	705	1,064
Income tax expense	17,133	134
EBITDA	90,624	9,617
Non-cash share-based compensation (a)	9,137	8,816
Loss on disposal of property, plant and equipment	126	161
Gain on equity investment	(62,013)	—
Distributor transition costs (b)	—	10,680
Legal obligation (c)	—	4,987
International business charges (d)	—	1,273
Adjusted EBITDA	$37,874	$35,534
Adjusted EBITDA as a % of Net Sales	12.7%	13.5%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES AND FREE CASH FLOW

	Three Months Ended March 31,
	2026	2025
	(Dollars in thousands)
Net cash flows provided by operating activities	$40,329	$4,807
less: capital expenditures[2]	(27,599)	(26,491)
Free Cash Flow	$12,730	$(21,684)
2 Capital expenditures is equivalent to the amount included in "Acquisitions of property, plant and equipment, software and deposits on equipment" on our Consolidated Statements of Cash Flows for the reported period.